UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

QUEPASA Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33105

Nevada	86-0879433
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7550 E. Redfield Rd.

Suite A

Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

480-348-2665

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On October 17, 2007, the management of Quepasa Corporation (the “Company”) determined that restatements of the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 and for the interim periods ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007 and June 30, 2007 were necessary. Accordingly, the reports the Company filed on Form 10-KSB and Form 10-QSB with the United States Securities and Exchange Commission (“SEC”) for the periods ended December 31, 2006, March 31, 2007, and June 30, 2007 should no longer be relied upon.

The Company has not yet completed its final analysis of the restatement adjustments. Accordingly, the effects of the estimated restatements presented below are preliminary and subject to change based upon the final analysis.

The restatements relate to errors associated with the Company’s valuation of certain warrant and stock option awards granted in 2006 and 2007. Upon review of the assumptions applied in the Black-Scholes option pricing models used to value these warrant and stock option awards, the Company determined that errors existed in the calculation of the expected volatility rates and expected terms. The warrant and stock option awards relate to the previous restatement disclosed in the Company’s Form 8-K/A filed May 23, 2007. These errors result in an increase in operating expenses and additional paid-in capital for all periods referred to above. In addition, the Company determined that the resulting expense recognized for stock options granted during 2007 were allocated improperly among operating expense line items in its consolidated interim financial information.

These errors result in increases in the Company’s net loss and loss per share of $2,156,547 and $0.24, respectively, during the fiscal year ended December 31, 2006, $1,969,821 and $0.25, respectively, during the period ended March 31, 2006, $118,754 and $0.01, respectively, during the period ended June 30, 2006, $57,046 and $0.01, respectively, during the period ended September 30, 2006, $49,267 and $0.00, respectively, during the period ended March 31, 2007, and $28,173 and $0.00, respectively, during the period ended June 30, 2007. The restatements have no impact on the Company’s cash flows from operating, investing, or financing activities.

The Company’s management and audit committee of the board of directors discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Perelson Weiner LLP. As soon as practical after the date of the filing of this form 8-K, the Company intends to file an amended Form 10-KSB for the fiscal year ended December 31, 2006, which will include the restatement of the Company’s financial information for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, and amended Form 10-QSBs for the interim periods ended March 31, 2007 and June 30, 2007 with the SEC. The Company’s Form 10-QSB for the interim period ended September 30, 2007 will reflect the restatement for the interim period ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date: October 22, 2007	/s/ Charles B. Mathews
Charles B. Mathews
Executive Vice President and Chief Financial Officer